OAK HILL CAPITAL PARTNERS III, L.P.;
By:  OHCP GenPar III, L.P., its general partner;
By:  OHCP MGP Partners III, L.P., its general partner;
By:  OHCP MGP III, Ltd., its general partner;

By:  /s/ John Monsky                                                                   09/29/2014
John Monsky
Title:  Vice President

               **Signature of Reporting Person                                  Date

OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.;
By:  OHCP GenPar III, L.P., its general partner;
By:  OHCP MGP Partners III, L.P., its general partner;
By:  OHCP MGP III, Ltd., its general partner;

By:  /s/ John Monsky                                                                   09/29/2014
John Monsky
Title:  Vice President

               **Signature of Reporting Person                                 Date

OHCP GENPAR III, L.P.;
By:  OHCP MGP Partners III, L.P., its general partner;
By:  OHCP MGP III, Ltd., its general partner;

By:  /s/ John Monsky                                                                   09/29/2014
John Monsky
Title:  Vice President

               **Signature of Reporting Person                                Date

OHCP MGP PARTNERS III, L.P.;
By:  OHCP MGP III, Ltd., its general partner;

By: /s/ John Monsky                                                                    09/29/2014
John Monsky
Title:  Vice President

               **Signature of Reporting Person                                Date